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                                                                   EXHIBIT 10(a)

                      VF EXECUTIVE DEFERRED SAVINGS PLAN II
                           (Effective January 1, 2005)

            Prior to 2005, VF Corporation permitted senior executive employees, who were among a select group of management or highly-compensated employees of VF Corporation or a Participating Employer, to defer their compensation pursuant to the VF Executive Deferred Savings Plan (the "Old EDSP"). In response to recent changes in federal tax law imposed by the American Jobs Creation Act of 2004 (the "Jobs Act"), VF Corporation has ceased participation in the Old EDSP effective December 31, 2004 and adopted the VF Executive Deferred Savings Plan II (the "Plan") effective January 1, 2005. Under the Plan, senior executive employees, who are among a select group of management or highly-compensated employees of VF Corporation or a Participating Employer, may defer their compensation earned on or after the effective date in accordance with the Jobs Act. This Plan document is intended as an interim document pending guidance from the Internal Revenue Service concerning the Jobs Act, and VF Corporation intends to amend and restate this document following the release of such guidance to conform the terms of the document with the requirements of the Jobs Act. The intention of VF Corporation is that the Plan be at all times maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended ("Code"), and administered as a "top hat" plan, exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended and in accordance with the requirements of the Jobs Act. The Plan is effective as of January 1, 2005.

                                   SECTION I
                                  DEFINITIONS

            Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

            1. "ACCRUED BENEFIT" means the sum of a Participant's Basic Deferrals (and any gains and losses credited thereon) and the vested portion of the Participating Employer's Matching Deferrals and Company Retirement Deferrals (and any gains and losses credited thereon). A Participant's Accrued Benefit shall also include any Matching Deferrals (and any gains and losses credited thereon) that, as of December 31, 2004, were not vested under the Old EDSP.

            2. "BASIC DEFERRAL" means that portion of a Participant's Earnings elected to be deferred under the terms of this Plan.

            3. "BENEFICIARY" means the individual or entity named pursuant to the Plan to receive benefit payments hereunder in the event of the death of the Participant. In the case of any Participant who also was a participant in the Old EDSP, such Participant's Beneficiary under this Plan shall be the same Beneficiary designated by the Participant under the Old EDSP unless and until a different Beneficiary is otherwise designated.

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            4. "CHANGE OF CONTROL" of the Company means the same under this Plan as it does in the then-current Form of Change in Control Agreement with senior management of the Company.

            5. "COMMITTEE" means the VF Corporation Pension Plan Committee, as appointed from time to time by the Board of Directors of the Company.

            6. "COMPANY" means VF Corporation, a Pennsylvania corporation.

            7. "COMPANY RETIREMENT DEFERRAL" means the additional deferral amount credited to a Participant by a Participating Employer under the terms of Subsection 3 of Section III of this Plan.

            8. "EARNINGS" means the Participant's total salary, including any cash bonus payments made to a Participant by a Participating Employer in a Plan Year under a Participating Employer's performance-based incentive compensation plans. For purposes of the Plan, Earnings shall be determined without regard to any other salary or bonus deferrals or reductions which may be made by a Participant to any other plan or program maintained by a Participating Employer. However, Earnings shall not include any reimbursement for expenses paid to a Participant by a Participating Employer nor shall it include any payments or contributions made by a Participating Employer to a plan or arrangement, on behalf of a Participant, which results in imputed income to the Participant for federal income tax purposes.

            9. "EXCESS EARNINGS" means:

                        (a) Earnings received by a Participant during a Plan
            Year in excess of the annual compensation limit described in section 401(a)(17) of the Code (as adjusted by the Secretary of the Treasury); and

                        (b) Earnings not described in (a) above with respect to
            which the Participant did not receive an allocation of Company Retirement Contributions under the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees because such Earnings were deferred as Basic Deferrals under this Plan.

            10. "MATCHING DEFERRAL" means the additional deferral amount credited to a Participant by a Participating Employer under the terms of Subsection 2 of Section III of this Plan. In addition, the term "Matching Deferral" shall include any Matching Deferrals (and any gains and losses credited thereon) that, as of December 31, 2004, were not vested under the Old EDSP.

            11. "OLD EDSP" means the VF Executive Deferred Savings Plan, as it may be amended from time to time.

            12. "PARTICIPANT" means an eligible employee who participates in this Plan in accordance with its provisions.

            13. "PARTICIPATING EMPLOYER" means the Company and each related company or business the eligible employees of which are designated by the Committee or its designee to participate in this Plan with respect to Basic and Matching Deferrals and/or Company Retirement Deferrals.

            14. "PLAN" means the VF Executive Deferred Savings Plan II as it may be amended subsequently from time to time.

            15. "PLAN YEAR" means the calendar year.

            16. "SERVICE" means the sum of (i) the vesting service, if any, the Participant accrued, or such service as is recognized for the Participant, under the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of the date the Participant commences participation in this Plan (or, if earlier, the date the Participant commenced participation in the Old EDSP), (ii) service, if any, while eligible to participate under the Old EDSP, and (iii) service while eligible to participate under this Plan. An employee shall be credited with Service under (iii) hereof for each calendar month during which he or she performs services while eligible to participate in this Plan determined, for these purposes, without regard to any period of suspension attributable to an early withdrawal under Section VIII. Service shall also include the following periods:

                  (a) Any leave of absence from employment which is authorized by the Participating Employer;

                  (b) Any period of military service in the Armed Forces of the
            United States required to be credited by law; provided, however, that the Participant returns to the employment of a Participating Employer within the period his or her re-employment rights are protected by law; and

                  (c) Service with any related VF company or enterprise if, and to the extent that, the Committee determines that such service should be counted.

            17. "SEVERANCE FROM SERVICE" means the date on which a Participant's employment with a Participating Employer is terminated for any reason other than death or Total Disability. A Severance from Service does not occur if a Participant is transferred to another Participating Employer. If the Committee, in its discretion, revokes a related company or business's status as a Participating Employer or if a Participating Employer ceases to be a related company or business of the Company, either through sale, merger or other transaction, then all Participants employed by such Participating Employer shall be deemed to have incurred a Severance from Service effective as of the date of such revocation or such transaction, as applicable, unless and to the extent that the Committee determines otherwise. The Committee may also determine, in selected cases, that a Participant's Severance from Service occurs at a date subsequent to his or her actual termination date.

            18. "SOCIAL SECURITY WAGE BASE" means the applicable dollar amount, for the Plan Year, of the contribution and benefit base as determined under section 230 of the Social Security Act.

            19. "SPOUSE" means the person to whom the Participant is legally married at the time relevant to any determination under the Plan.

            20. "TOTAL DISABILITY" means a physical or mental impairment that qualifies a Participant for disability benefits under a long-term disability benefits plan maintained by a Participant's Participating Employer and/or eligibility for disability benefits under the Social Security Act. All determinations of Total Disability for purposes of this Plan shall be based on the tact that the Participant is in receipt of disability payments under either or both the above-referenced disability benefits plans.

                                   SECTION II
                                  ELIGIBILITY

            1. REQUIREMENTS. An individual shall be eligible to elect to contribute Basic Deferrals and be credited with Matching Deferrals if he or she is working for a Participating Employer in a capacity classified by the Participating Employer as that of an employee and, for compensation purposes, is classified by the Participating Employer as grade 20 (or its equivalent) or above. An individual shall be eligible to be credited with Company Retirement Deferrals if he or she satisfies the foregoing classification requirements and satisfies the requirements of Subsection 3(a) of Section III.

            2. PARTICIPATION. Participation in this Plan by an eligible employee is voluntary with respect to the right to elect to contribute Basic Deferrals and be credited with Matching Deferrals but is mandatory with respect to Company Retirement Deferrals.

            3. TERMINATION OF PARTICIPATION. In the event that an individual ceases to be an eligible employee, then such individual shall immediately cease to be eligible to be credited with Company Retirement Deferrals, if applicable. His or her Basic Deferral election shall remain in effect through the end of the Plan Year in which he or she ceased to be an eligible employee, and thereafter, he or she shall make no further Basic Deferrals unless and until he or she shall again become an eligible employee. In the event that an individual's ability to make Basic Deferrals is suspended as a result of an early withdrawal under
Section VIII, then he or she shall make no further Basic Deferrals until after the expiration of such suspension period if he or she then satisfies the requirements in Subsection 1 above but such suspension shall not affect the crediting of Company Retirement Deferrals to the extent the Participant is otherwise eligible for Company Retirement Deferrals.

                                  SECTION III
                                   DEFERRALS

            1. BASIC DEFERRALS.

                  (a) ELECTION. A Participant may elect to defer any portion of his or her Earnings ("Basic Deferral") by directing his or her Participating Employer to reduce his or her Earnings by a whole percentage or amount authorized by a written election form executed by the Participant and approved by the Committee provided, however, that a Participant may not elect to defer an amount under this Plan that, when aggregated with any similar amount deferred under any other nonqualified deferred compensation plan maintained by the Company would either (A) with regard to annual salary, result in a reduction of his or her annual salary below the lesser of: (1) the Social Security Wage Base, or (2) fifty percent (50%) of annual salary, or (B) with regard to bonuses, exceed one hundred percent (100%) of any cash bonus payment that qualifies as Earnings. A Participant's Basic Deferral election shall be made during the December immediately prior to the Plan to which the election relates, or at such other time or times as the Committee may determine. A Participant who incurs a Total Disability, or who is on a leave of absence with the Participating Employer's consent, or in military service in conformity with the Participating Employer's policies, may continue to elect Basic Deferrals if Earnings are being continued by the Participating Employer.

                  (b) VESTING. A Participant shall have a nonforfeitable right to his or her Basic Deferrals and any credited gains or losses attributable thereto.

                  (c) CHANGE OF ELECTION. The percentage or amount of Earnings designated by the Participant as a Basic Deferral shall continue in effect, notwithstanding any change in Earnings, unless and until the Participant requests a change of such percentage or amount (increase, decrease or suspension) and obtains the consent of the Committee. A Participant, by submitting a written election form to the Committee prior to the first day of the calendar quarter for which the election is to become effective, may request a change of the percentage or amount of Basic Deferral. If the Committee consents, such change shall become effective as of the first day of the calendar quarter to which the election relates.

                  (d) PARTICIPATION IN MORE THAN ONE PLAN. In the event that a
            Participant in this Plan also participates in another nonqualified deferred compensation plan sponsored by VF Corporation and such Participant is suspended from deferring compensation under the other plan as a result of taking an early withdrawal, such individual shall not be permitted to increase the amount subject to any Basic Deferral election already in effect under this Plan without the consent of the Committee.

            2. MATCHING DEFERRALS.

                  (a) AMOUNT. The Participating Employer shall credit an
            additional deferral amount ("Matching Deferral") equal to 50% of a Participant's Basic Deferral; provided, however, that such Matching Deferral shall not exceed $12,500 for any given Plan Year or such other amount as the Committee shall approve from time to time.

                  (b) VESTING. A Participant shall become vested in his or her
            Matching Deferrals and any credited gains or losses attributable thereto at the rate of one-sixtieth (1/60th) per month of Service. Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Matching Deferrals and any credited gains or losses attributable thereto if, prior to his or her Severance from Service (i) the Participant attains age sixty-five (65), incurs a Total Disability or dies, or (ii) a Change of Control occurs.

                  (c) FORFEITURES. A Participant shall forfeit, upon his or her
            (i) Severance from Service prior to the attainment of age sixty-five
            (65) or (ii) complete early withdrawal of his or her Accrued Benefit in accordance with Subsection 2(b) of Section VIII, any right to Matching Deferrals (including credited gains or losses attributable thereto) in which he or she is not vested.

            3. COMPANY RETIREMENT DEFERRALS.

                  (a) AMOUNT. A Participating Employer shall credit an
            additional deferral amount ("Company Retirement Deferral") equal to the percentage of the Excess Earnings of each eligible Participant employed by such Participating Employer in accordance with the following schedule:

Years of Service          Percentage of Excess Earnings
----------------          -----------------------------
Less than 10                          2%
10, but less than 15                  3%
15, but less than 20                  4%
20 or more                            5%

            A Participant shall be eligible for Company Retirement Deferrals under the Plan only if he or she began employment with the Participating Employer on or after January 1, 2005 (or earlier, if determined by the Committee) and is either not covered by the VF Corporation Pension Plan or not eligible to actively participate in the VF Corporation Pension Plan. For purposes of the above schedule, the term "Years of Service" shall mean each 12-month period of Service accrued by the Participant after December 31, 2004, unless otherwise determined by the Committee.

                  (b) VESTING. A Participant shall become vested in his or her
            Company Retirement Deferrals and any credited gains or losses attributable thereto at the rate of one-sixtieth (1/60th) per month of Service. Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Company Retirement Deferrals and any credited gains or losses attributable thereto if, prior to his or her Severance from Service
            (i) the Participant attains age sixty-five (65), incurs a Total Disability or dies, or (ii) a Change of Control occurs.

                  (c) FORFEITURES. A Participant shall forfeit upon his or her
            Severance from Service prior to becoming vested in accordance with Subsection 3(b) of this Section III, any right to Company Retirement Deferrals (including credited gains or losses attributable thereto) in which he or she is not vested.

                                   SECTION IV
                                   INVESTMENT

            1. INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, that his or her Basic, Matching, and Company Retirement Deferrals be credited with gains and losses as if such Deferrals had been invested (in increments of at least one percent (1%)) in one or more of the investment funds offered under the Plan, as may be determined by the Committee from time to time; provided, however, that a Participant may not elect to have any Company Retirement Deferrals (or any gains and losses credited thereon) credited with gains and losses as if such amounts had been invested in a fund composed of common stock of the Company (the "VF Corporation Stock Fund").

            2. CHANGE OF INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, a change with respect to his or her previously-made investment election.

            3. SPECIAL RULE FOR CERTAIN PARTICIPANTS WHO INVEST IN THE VF CORPORATION STOCK FUND. If a Participant who is either a director or officer of the Company or otherwise subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") has Basic or Matching Deferrals which, under this Plan, are credited with gains and losses as if invested in the VF Corporation Stock Fund, then such amounts shall continue to be so credited until such Participant's Severance from Service, Total Disability, or death, and, prior thereto, shall not be available for hardship withdrawal or early withdrawal pursuant to Section VIII, except as may otherwise be provided for in such Section. Any Participant who becomes subject to this limitation by reason of being appointed a director or officer of the Company or to such other position subject to Section 16 of the Exchange Act may elect, in accordance Subsection 2, that any portion of his or her prior Deferrals that had been previously credited with gains and losses as if invested in the VF Corporation Stock Fund be changed (together with all gains and losses credited thereon) to a different fund or funds under this Plan; provided, however, that such election is made and such change is implemented prior to the date of such appointment. For purposes of this Subsection 3, the term "officer" shall have the same meaning as that term is defined in Rule 16a-1(f) under the Exchange Act.

                                    SECTION V
                                     RECORDS

            The Committee shall create and maintain adequate records, in book entry form, for each Participant of Basic, Matching, and Company Retirement Deferrals and gains or losses credited thereon. Each Participant shall have electronic access to the status of his or her account balance and vested percentage. A Participant may request a written statement reflecting the status of his or her account balance and vested percentage at any time by filing a written request with the Committee.

                                   SECTION VI
                                  PLAN BENEFITS

            1. SEVERANCE FROM SERVICE. Upon a Participant's Severance from Service, he or she shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

            2. DEATH. In the event of the death of a Participant prior to Severance from Service, the Participant's Beneficiary shall be entitled to a benefit equal to the Participant's Accrued Benefit payable in accordance with
Section VII. In the event of the death of a Participant after a Severance from Service, the Participant's Beneficiary shall be entitled to that part, if any, of the Participant's Accrued Benefit which has not yet been paid to the Participant payable in accordance with Section VII.

            3. TOTAL DISABILITY. In the event a Participant incurs a Total Disability prior to Severance from Service, the Participant shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

            4. BENEFICIARY. Each Participant may designate a Beneficiary (along with alternate beneficiaries) to whom, in the event of the Participant's death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary shall not become effective until filed with the Committee; provided, however, that the Committee shall not recognize the validity of any designation received after the death of the Participant. The interest of any Beneficiary who dies before the Participant shall terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving Spouse or child at the time of payment, such payment shall be made to the estate of the Participant.

                                   SECTION VII
                               PAYMENT OF BENEFITS

            1. NORMAL FORM. The normal form for the payment of a Participant's Accrued Benefit shall be a lump-sum payment in cash and shall not be payable to the Participant prior to the ninetieth (90th) day following the event giving rise to the distribution.

            2. INSTALLMENTS.

                  (a) Notwithstanding the foregoing, a Participant may request, by filing an application in writing to the Committee, that payment be made in annual installments over a period of not more than ten
            (10) years. Such written application must be made to the Committee at least sixty (60) days prior to the payment date, and the decision to permit the requested form of payment shall be made at the sole discretion of the Committee taking into account the interests of the Participant and the Company.

                  (b) If a Participant dies prior to a Severance from Service and prior to filing a written application to the Committee for an installment payment, his or her Beneficiary shall have the right to file a similar application; provided, however, that in such circumstances, the Accrued Benefit shall not be payable to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant's death (unless the Committee determines otherwise) and the Beneficiary must file the written application with the Committee at least sixty (60) days prior to such payment date and the decision to permit the requested form of payment shall be made at the sole discretion of the Committee taking into account the interests of the Beneficiary and the Company.

                  (c) If a Participant dies after a Severance from Service and the commencement of installment payments or at a time when installment payments are scheduled to commence, his or her Beneficiary shall have the right to file a written application to the Committee to receive any unpaid installments either in lump sum or in accordance with the schedule previously requested by the Participant and approved by the Committee; provided, however, that in such circumstances, the Accrued Benefit shall not be payable to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant's death (unless the Committee determines otherwise) and the Beneficiary must file a written application with the Committee at least sixty (60) days prior to such payment date. The decision to permit the requested form of payment shall be in the sole discretion of the Committee taking into account the interests of the Beneficiary and the Company.

                                  SECTION VIII
                                   WITHDRAWALS

            1. HARDSHIP WITHDRAWAL. Distribution may be made to a Participant of some or all of his or her Accrued Benefit (excluding any Company Retirement Deferrals and any gains and losses credited thereon) in the event of an unforeseeable emergency; provided, however, that such a distribution shall not be made to any Participant who is a director of the Company or an officer as defined in Subsection 3 of Section IV or otherwise subject to Section 16 of the Exchange Act, from any Basic or Matching Deferrals (together with all gains and losses credited thereon) which have been credited with gains and losses as if invested in the VF Corporation Stock Fund. The Participant shall file a written request with the Committee, and the Committee shall determine in its sole discretion, if an unforeseeable emergency exists, based on the facts of each case. For this purpose, "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident involving the Participant, his or her Spouse or member of immediate family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant; provided, however, that distribution shall not be made to the extent such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of a Participant's Basic Deferrals. The Committee may, in its discretion, consider making similar distributions to a Beneficiary following the death of a Participant and the Beneficiary incurring an unforeseeable emergency.

            2. EARLY WITHDRAWAL. Subject to the terms and conditions described in this Section, a distribution shall be made to a Participant of his or her Accrued Benefit (excluding any Company Retirement Deferrals and any gains and losses credited thereon) in the form of a partial or complete early withdrawal; provided, however, that a Participant who has had a Severance from Service or has incurred a Total Disability shall not be permitted to take a partial early withdrawal.

In addition, with respect to a Participant who is a director of the Company or an officer as defined in Subsection 3 of Section IV or otherwise subject to
Section 16 of the Exchange Act, the following shall apply: if such a Participant elects a complete early withdrawal, there may be included, in his or her distribution, amounts from any Basic Deferrals or Matching Deferrals (with earnings thereon) credited to the VF Corporation Stock Fund, but only if the Committee has determined that such distribution is exempt under Rule 16b-3(f) or otherwise will not result in immediate short-swing profits liability on the part of the Participant under Section 16(b) of the Exchange Act; further, in determining the amount withdrawn under a partial early withdrawal, such Participant's interest, if any, in the VF Corporation Stock Fund shall be taken into account, but shall not be eligible for distribution.

To elect a partial or complete early withdrawal, a Participant shall file a written election with the Committee in advance of the proposed early withdrawal date. The election shall be made on a form supplied by the Committee, which at minimum shall require that the Participant specify the amount of the early withdrawal. A pro rata amount shall be withdrawn from each of the investment funds in which the Participant's account is invested, subject to the limitations in Section IV of the Plan. A Participant may elect no more than two early withdrawals during any continuous eighteen-month period.

                  (a) PARTIAL EARLY WITHDRAWAL. A Participant may elect a
            partial early withdrawal in an amount no less than $25,000 and no more than seventy-five percent (75%) of the Participant's total account balance (including, solely for purposes of determining the amount available, the Participant's nonvested Matching Deferrals, but excluding for all purposes any Company Retirement Deferrals and any gains and losses credited thereon). Such minimum and maximum amounts shall be determined without regard to the forfeited amount described herein. Notwithstanding any provision herein to the contrary, any Participant who receives a partial early withdrawal shall (i) forfeit from the amount withdrawn an amount equal to six percent (6%) of the amount withdrawn (provided, however, that the amount forfeited shall not exceed $50,000), and (ii) be suspended from making Basic Deferrals for a period of at least six (6) months commencing with the date of withdrawal as follows:

                        (A) if the Participant withdraws $833,000 or less, the
            Participant shall be suspended from making Basic Deferrals for a period of six (6) months, and

                        (B) if the Participant withdraws more than $833,000, the
            six (6) month suspension period described in Subsection (A) above shall be extended for an additional period of months equal to the product of (x) the percentage of the Participant's total account balance (as determined under Subsection (a) above) that was withdrawn hereunder in excess of $833,000, times (y) six (6) (with fractional months rounded up to the next whole month).

                  (b) COMPLETE EARLY WITHDRAWAL. A Participant may elect a
            complete early withdrawal of his or her Accrued Benefit (excluding any Company Retirement Deferrals and any gains and losses credited thereon). Notwithstanding any provision herein to the contrary, any Participant who receives a complete early withdrawal shall (i) forfeit from the amount withdrawn an amount equal to six percent (6%) of the amount withdrawn plus any unvested Matching Deferrals (provided, however, that (x) the amount forfeited from the amount withdrawn shall not exceed $50,000 and (y) the forfeited amount shall be offset by the amount, if any, of the forfeited Matching Deferrals), and (ii) the Participant shall be suspended from making Basic Deferrals for a period of twelve (12) months, commencing with the date of withdrawal. A Beneficiary of a deceased Participant also shall be permitted to elect a complete early withdrawal and in such circumstance shall forfeit the amount described in (i) herein.

                                   SECTION IX
                                 FUNDING STATUS

            This Plan is unfunded. All obligations hereunder shall constitute an unsecured promise of the Company to pay a Participant's benefit out of the general assets of the Company, subject to all of the terms and conditions of the Plan, as amended from time to time, and applicable law. A Participant shall have no greater right to benefits provided hereunder than that of any unsecured general creditor of the Company.

                                    SECTION X
                                 ADMINISTRATION

            1. POWERS AND RESPONSIBILITIES. The Plan shall be administered by the Committee which shall have the following powers and responsibilities.

                  (a) to amend the Plan;

                  (b) to terminate the Plan;

                  (c) to construe the Plan, make factual determinations, decide all benefit requests made by a Participant or any other person, correct defects, and take any and all similar actions considered by the Committee to be necessary to administer the Plan, with any such determinations under or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

                  (d) determine the investment options which may be utilized under the Plan, including any default option to be utilized if a Participant makes no investment request;

                  (e) to designate a related company or business as a
            Participating Employer and to revoke such status if, in the Committee's discretion, such action is in the best interest of the Company; and

                  (f) to take all other actions and do all other things which are considered by the Committee to be necessary to the administration of the Plan.

            2. ACTIONS CONCLUSIVE. The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, and its exercise of discretion hereunder shall be final and conclusive.

            3. DELEGATION. The Committee may, in writing, delegate some or all of its powers and responsibilities to any other person or entity.

            4. MEETINGS. The Committee may hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting shall be required for action. The Committee may also act by written consent of a majority of its members.

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            5. RULES OF ADMINISTRATION. The Committee may adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan.

            6. AGENTS. The Committee may retain such counsel, and actuarial, medical, accounting, clerical and other services as it may require to carry out the provisions and purposes of the Plan.

            7. RELIANCE. The Committee shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by any investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

            8. LIABILITY AND INDEMNIFICATION. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee. Neither the Company nor a Participating Employer, nor any of their respective officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan except when the same is finally judicially determined to be due to the self dealing, willful misconduct or recklessness of such person. The Company shall indemnify and hold harmless its officers, directors, and those of any Participating Employer, and each member of the Committee against any and all claims, losses, damages, expenses (including attorneys' fees and the advancement thereof), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act regarding the Plan, to the greatest extent permitted by applicable law. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled.

            9. CONFLICT OF INTEREST. If any Participant is a member of the Committee, he or she shall not participate as a member of the Committee in any determination under the Plan relating specifically to his or her Basic, Matching, or Company Retirement Deferrals.

                                   SECTION XI
                          MODIFICATION AND TERMINATION

            The Committee reserves the right to terminate this Plan at any time or to modify, amend or suspend it from time to time, such right to include, without limitation, the right to distribute any and all Accrued Benefits. Any such termination, modification, amendment or suspension shall be effective at such date as the Committee may determine and may be effective as to all Participating Employers, or as to one or more Participating Employers, and their respective employees. The Committee shall notify all affected Participants of any such termination, modification, amendment or suspension and, in appropriate circumstances as determined by the Committee, shall also notify the relevant Participating Employers. A termination, modification, amendment or suspension may affect Participants generally, by class or individually, and may apply irrespective of whether they are past, current or future Participants; provided, however, that any such action may not eliminate or reduce the Accrued Benefit of any Participant as of the effective date of such action.

                                   SECTION XII
                               GENERAL PROVISIONS

            1. NO EMPLOYMENT RIGHT. Nothing contained herein shall be deemed to give any employee the right to be retained in the service of the Company or a Participating Employer, as applicable, or to interfere with the rights of any such employer to discharge any employee at any time.

            2. INTEREST NOT ASSIGNABLE. It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law.

            3. TAXES AND WITHHOLDING. All deferrals and payments under the Plan shall be subject to such taxes and other withholdings (federal, state or local) as may be due thereon, and the determination of the Committee as to withholding with respect to deferrals and payments shall be binding upon the Participant and each Beneficiary.

            4. SALE OF ASSETS. The sale of all or substantially all of the assets of the Company, or a merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to a sale of the Company or voting control thereof, shall not terminate this Plan or any related agreements and the obligations created hereunder or thereby and the same shall be binding upon the successors and assigns of the Company.

            5. LEGAL INCAPACITY. If a Participant or Beneficiary entitled to receive any benefits hereunder is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee designates or to the duly appointed guardian.

            6. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding the conflict of law rules applicable therein.

            7. COMPLIANCE WITH THE JOBS ACT. Notwithstanding any other provision of the Plan to the contrary, until amended and restated in accordance with the Company's intention set forth above, the Plan shall be administered in accordance with all applicable requirements of Code sections 409A (as set forth in Section 885(a) of the Jobs Act) and the regulations or guidance issued with regard thereto, and any distribution, acceleration or election feature that

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

could result in the early inclusion in gross income shall be deemed restricted or limited to the extent necessary to avoid such result.

                                      [END]

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